EXHIBIT 99.1

COMPANY CONTACT

Chris King
(240) 744-1150

FOR IMMEDIATE RELEASE

MONDAY, JULY 16, 2012

DIAMONDROCK CLOSES ON THE $495 MILLION HOTEL PORTFOLIO FROM BLACKSTONE

BETHESDA, MD, July 16, 2012 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) today announced that it completed the acquisition of a portfolio of four hotels from affiliates of Blackstone Real Estate Partners VI (“Blackstone”) for a contractual purchase price of approximately $495 million.  The hotels acquired are the Hilton Boston Downtown, the Westin Washington D.C. City Center, the Hilton Burlington, and the Westin San Diego (collectively, the “Acquisition Portfolio”).

Mark Brugger, Chief Executive Officer of DiamondRock, said, “This off-market acquisition enhances our portfolio quality and growth prospects while adding to our brand and geographic diversity. In addition to growth from the ongoing recovery in lodging fundamentals within these markets, we believe that there are a number of upside opportunities within the Acquisition Portfolio that can be achieved through smart capital investment and aggressive asset management initiatives. Additionally, we welcome Blackstone as a significant shareholder and look forward to building on that relationship.”

Jonathan D. Gray, Global Head of Real Estate at Blackstone stated: “We are pleased to close this transaction with DiamondRock, a company with solid assets and a strong management team led by Mark Brugger.  We believe in the continued lodging recovery and are excited about receiving an ownership stake in the company.”

The acquisition was funded with a combination of borrowings under the Company’s senior unsecured credit facility, cash on hand, net proceeds from the Company’s recent public offering of common stock and the issuance of shares of the Company’s common stock to Blackstone in a private placement.

Goldman, Sachs & Co. acted as the primary financial advisor to the Company in connection with the acquisition. BofA Merrill Lynch also provided financial advisor services to the Company in connection with the transaction.

The following sets forth certain additional information with respect to each of the hotels in the Acquisition Portfolio.

Hilton Boston Downtown

The Hilton Boston Downtown (“Hilton Boston”) is a 362-room full-service hotel located in the Financial District of downtown Boston with over 10,000 square feet of meeting space.  The Hilton Boston is the only full-service Hilton in downtown Boston and leverages the Hilton distribution system. The Hilton Boston is well located for business transient customers with its urban location and numerous demand generators.  The Hilton Boston’s location is proximate to the waterfront and Faneuil Hall (one block) and the BCEC convention center (1.1 miles).  The historic Art Deco building was converted to a hotel in 1999 after undergoing a major renovation.  The hotel has recently outsourced its food & beverage operations which the Company expects to enhance profit margins at the hotel.  The Company plans to invest approximately $6.0 million in capital improvements over the next two years in order to reposition the hotel to capture higher rated business transient demand. The Company is also exploring adding guestrooms through the conversion of underutilized meeting space, subdividing a number of the 66 two-room suites into guestrooms. The Company plans to implement a new asset management plan to change the marketing strategy of the hotel in order to improve revenue generation and market share.  Finally, the hotel should benefit from zero additions to projected new hotel supply in the Boston central business district in 2012 and less than 1% in 2013.

Westin Washington, D.C. City Center

The Westin Washington, D.C. City Center is a 406-room full-service hotel located in downtown Washington, D.C. with over 12,000 square feet of meeting space.  The hotel converted to the Westin brand in 2006 after undergoing a major renovation.  The hotel is centrally located to appeal to business and leisure guests visiting the K Street business corridor, White House, Washington Convention Center, National Mall and U.S. Capitol. The Company plans to invest approximately $13.0 million in capital improvements over the next two years to renovate the hotel with an expectation of increasing average daily rate and market penetration for all customer segments. The Company is exploring adding additional guestrooms by subdividing the underutilized presidential suite. There are several asset management initiatives that the Company plans to implement, including reprogramming the food & beverage operations to improve profitability and changing the marketing strategy in an effort to capture additional market share. The hotel is expected to benefit from the presidential inauguration next year as well as the backdrop of no additions to projected new hotel supply in 2012 and only 312 new hotel rooms expected in 2013.

Hilton Burlington

The Hilton Burlington is a 258-room full-service hotel located in downtown Burlington, Vermont. The Company believes that the hotel, with almost 16,000 square feet of meeting space, provides the best group experience in Burlington and is attractive to state and regional association groups year round.  The hotel’s location near Lake Champlain makes it the premier location for Burlington’s summertime destination activities and festivals.  The Company believes the hotel’s proximity to the University of Vermont, a significant demand generator, could be a catalyst for incremental business. The Company plans to invest approximately $6.0 million in capital improvements over the next two years to renovate the hotel with an expectation of increasing both group and leisure rates.  The Company plans to implement a number of asset management initiatives at the hotel including a potential meeting space expansion with views of Lake Champlain. In addition, the Company plans to employ a new revenue management strategy that will focus the local sales team on exploiting previously underpenetrated demand generators.

Westin San Diego

The Westin San Diego is a 436-room full-service hotel located in downtown San Diego featuring over 19,000 square feet of meeting space.  The hotel is part of a premier San Diego mixed-use facility and was converted to the Westin brand in 2007. The hotel is within walking distance of several major group and leisure demand generators, including the San Diego Convention Center, Seaport Village, Little Italy, the Gaslamp Quarter and is across the street from the new Federal Courthouse (expected to open in late 2012).  The Company plans to invest approximately $10.0 million in capital improvements over the next two years to renovate the hotel with an expectation of increasing market penetration, mostly through expected increases in average daily rate. The renovations will focus on the guestrooms and in the lobby area where there is an opportunity to design an enhanced arrival experience and capture greater revenue opportunities.  There are a number of asset management strategies that the Company plans to employ at the hotel, including a more focused marketing approach to increase both transient and group market share.  Moreover, the Company believes the new Federal Courthouse (opening late 2012) provides a unique opportunity to reconfigure a portion of the existing meeting space into a tailored “legal center” venue that will be able to capture law firm business not currently at the hotel.  The Company believes the hotel will also benefit from no expected new hotel supply in the downtown submarket over the next two years.

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of premium hotel properties.  With the completion of the Portfolio Acquisition, the Company owns 27 premium hotels with approximately 11,900 rooms, holds one senior mortgage loan secured by an additional hotel, and has the right to acquire, upon completion, a hotel under development in New York City.  The Company’s hotels are generally operated under globally recognized brands such as Hilton, Marriott, and Westin.

Forward - Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations.  These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “forecast,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results.  Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made.  These risks include, but are not limited to the Company’s ability to integrate the Acquisition Portfolio into the Company portfolio; risks related to the Company’s ability to complete the Company’s planned capital expenditure programs at each of the hotels in the Acquisition Portfolio on time, on budget, or at all; risks related to the Company’s implementation of the planned asset management initiatives and the expected results of these initiatives; risks related to the Company’s forecasts with regard to the Acquisition Portfolio; the potential adverse consequences related to financing the acquisition with debt; national and local economic and business conditions that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the Company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the Company’s ability to complete planned renovations on budget or on time; the Company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the Company’s ability to complete future acquisitions; the Company’s ability to raise equity capital; the performance of acquired properties after they are acquired; necessary capital expenditures on the acquired properties; and the Company’s ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with the Company’s business described from time to time in the Company’s filings with the Securities and Exchange Commission.  Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company can give no assurance that the expectations will be attained or that any deviation will not be material.  All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.